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                                                                  EXHIBIT 23
                                                                  ----------

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-35958 of Franklin Electric Co., Inc. on Form S-8 of our report dated May 25, 2001, appearing in the Annual Report on Form 11-K of the Franklin Electric Directed Investment Salary Plan for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Chicago, Illinois
June 25, 2001